Exhibit 1.01

Conflict Minerals Report of STMicroelectronics N.V.

in accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 and guidance in relation thereto promulgated by the Securities and Exchange Commission (the “SEC”) (collectively, the “Rule”).

In this Report, references to “ST”, “we”, “us” and “Company” are to STMicroelectronics N.V. together with its consolidated subsidiaries. Furthermore, the SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. We therefore ascribe the same meaning to the term “conflict minerals” throughout this Report, regardless of such minerals’ country of origin or whether they are financing or benefiting armed conflict. The content of any website referenced in this Report is included for general information only and is not incorporated by reference in this Report.

In accordance with the Rule, this Report is available on our website at the following address: http://investors.st.com.

1.	Company Overview

Business and products

We are a global leader in the semiconductor market, serving a broad range of customers across different areas. Our products are used in a wide variety of applications, which address four end markets: automotive, industrial, personal electronics and communications equipment, computers and peripherals.

Our main categories of products[1] are as follows:

  Automotive and Discrete Group (ADG), comprised of dedicated automotive ICs (both digital and analog), and discrete and power transistor products for all market segments.

  Analog, MEMS and Sensors Group (AMS), comprised of low-power high-end analog ICs (both custom and general purpose) for all markets, smart power products for Industrial, Computer and personal electronics markets, Touch Screen Controllers, Low Power Connectivity solutions (both wireline and wireless) for IoT, power conversion products, metering solutions for Smart Grid, specialized imaging sensors and modules, and all MEMS products for sensors or Actuators.

  Microcontrollers and Digital ICs Group (MDG), comprised of general purpose and secure microcontrollers, EEPROM memories, Digital ASICs, Aerospace & Defense products including components for microwave and millimeter wave.

A more detailed discussion of our product categories and the products relating to each category is contained in our Annual Report on Form 20-F in relation to the 2019 calendar year which was filed with the SEC on February 26, 2020.

1 We derive less than 0.11% of our total annual revenue from sales of promotional evaluation and development boards assembled by third party subcontractors, which represent prototypical system-level applications that include our integrated circuit products as well as components originating from third parties. These boards are useful to demonstrate the features and functionality of our semiconductor products and assist our customers in transitioning from initial prototype designs to final production releases. References herein to our “products” are to our integrated circuit products (excluding such boards) representing 99.89% or more of our total annual revenue.

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Manufacturing processes

The manufacture of semiconductor products requires, among other things, the mastery of the properties of conductivity, isolation and/or amplification. The manufacturing of an integrated circuit can be divided into two phases. The first, wafer fabrication, is the extremely sophisticated and intricate process of manufacturing the silicon chip. The second, assembly, is the highly precise and automated process of packaging the die. Those two phases are commonly known respectively as “Front-End” and “Back-End”.

The manufacturing process of semiconductor products requires various materials, gases and chemicals. We have identified tin, tantalum, tungsten and gold (collectively, “3TG”) as being among the materials necessary to the functionality or production of certain of our products manufactured during the 2019 calendar year.

Supply chain

We are not engaged in the mining and trade of minerals, nor in any refining or smelting activities. We purchase materials, commodities, chemicals and gases which potentially contain a conflict mineral as part of their composition. In general, we do not conduct business directly with smelters and refiners.

Because of our large size, the complexity of our products, and the depth, breadth, and constant evolution of our global supply chain, it is difficult and resource-intensive to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described in section 2 below.

Conflict minerals policy

ST began to address the conflict minerals issue as early as 2007 by requiring our tantalum suppliers to confirm they were not sourcing metals from conflict areas. We are a member of the Responsible Business Alliance (the “RBA”), have adopted the RBA’s Code of Conduct and participate in the Responsible Minerals Initiative (the “RMI”), which is a program run jointly by the RBA and the Global e-Sustainability Initiative (the “GeSI”). We require all our suppliers and subcontractors to provide evidence that they are not sourcing 3TG through any channels that fund armed groups in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”).

Additional information on our Policy Statement on Conflict Minerals and Responsible Minerals Sourcing (our “Policy Statement”) is available at: www.st.com/conflict-free_minerals. In addition, the respective websites of the RBA, the RMI and the GeSI are available at http://www.responsiblebusiness.org/, http://www.responsiblemineralsinitiative.org/ and http://gesi.org/.

2.	Due Diligence Process

Design of due diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework in The Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related Supplements for tin, tantalum, tungsten and gold, as well as related RBA recommendations. The OECD is an international organization that is endorsed by the United Nations and currently offers the only recognized framework available for such use.

Management system

In addition to implementing our Policy Statement as outlined above, evidencing our top management’s commitment to the issue, we have implemented our conflict minerals management system in alignment with the OECD Guidance. We have established roles and duties within the Company’s relevant internal organizations involved in the program. The roles and duties established for several key internal organizations are outlined below.

Our Corporate Quality and Social Responsibility organizations are responsible for the following:

•	proactively working with our customers to define the scope and form of our conflict minerals disclosures;
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•	defining the strategy and annual objectives related to the implementation of the conflict minerals programs within the Company and the coordination thereof with the appropriate internal organizations responsible for sourcing and purchasing materials and subcontracted services and products (including our Global Procurement Organization);
•	establishing the appropriate internal and external communication content on these programs through the relevant and necessary media and according to our internal processes, including, without limitation, our Policy Statement and dedicated content in our annual Sustainability Report, both of which are made available on our website; and
•	reviewing and updating our conflict minerals management procedures on a regular basis.

Our Global Procurement Organization helps to implement our conflict minerals program by supporting the communication of Company requirements to our suppliers and monitoring our suppliers’ engagement and progress in relation to our conflict minerals program.

Our Global Outsourcing Business Management group helps to implement our conflict minerals program by supporting the communication of Company requirements to Back-End subcontractors and monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

Our Wafer Foundry group supports our conflict minerals program by communicating our requirements to wafer foundries and by monitoring our suppliers’ engagement and progress in relation to our conflict minerals program.

In addition, our conflict minerals program is included as part of our sustainability and quality strategies and is highlighted as a key objective for each of our relevant internal organizations, in addition to the key internal groups discussed above, as applicable within the scope of their respective activities. A working group with representatives from the principal organizations involved regularly reviews the progress of our conflict minerals program implementation. Based on need as appropriate for the situation, such working group implements the appropriate risk mitigation measures.

Industry-wide initiatives

As we are a participating member of the RBA, we employ due diligence methodologies defined by a joint working group comprised of RBA and GeSI representatives. Tools available for participants in the RBA include a template known as the Conflict Minerals Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free sourcing policy, engagement with its direct suppliers, and a listing of the smelters a company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in a company’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are also available. The CMRT is used by many companies in their due diligence processes related to conflict minerals.

In addition, the RBA and GeSI developed in 2010 the RMI, which is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources. In 2012, the RMI, the London Bullion Market Association (the “LBMA”) and Responsible Jewelry Council (the “RJC”) announced their mutual cross-recognition of gold refiner audits. All three programs focus on independent third party audits of refiners’ due diligence in conformity with the OECD Guidance, which recognizes refiners as a key “choke point” in the gold supply chain.

We, along with other leading participants in the electronics industry, rely on the RMI’s Responsible Minerals Assurance Process (the “RMAP”) or an equivalent industry-wide program for audits of smelters and/or refiners. Further details on this program are available on the RMI’s website at the address referenced above.

Methodology

The Company undertook due diligence on the source and chain of custody of its necessary conflict minerals. Our due diligence measures consisted of:

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  conducting a supply-chain survey with direct suppliers and subcontractors using the CMRT to identify the smelters and refiners which contribute refined conflict minerals to our products; and
  comparing the smelters and refiners identified by direct suppliers and subcontractors via the supply-chain survey against the list of smelter facilities which have received a “conformant” validation by the RMAP.

We conducted an inquiry, using the CMRT, with all of the suppliers and subcontractors which we identified within our supply chain. All such suppliers and subcontractors responded to our due diligence inquiry.

We reviewed the responses received against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT.

CMRT inquiry responses

We rely on the good faith efforts of our suppliers and subcontractors to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. As a result of our inquiry via the CMRT, our suppliers and subcontractors reported to us a total of 263 smelters as sources of 3TG during the 2019 calendar year, ten of which we had discontinued as sources as of December 31, 2019, as reflected in the table below. The table below indicates the percentage of reported smelters sourcing each metal which were RMAP conformant as of December 31, 2019. Information relating to RMAP conformant smelters is extracted from the RBA database. The information presented in the below table represents the state of affairs as of December 31, 2019, but should not be interpreted as necessarily having applied consistently throughout the entire 2019 calendar year. Although we have received, and regularly continue to receive, updates to the RMAP conformance information presented in this table, we have presented it as of December 31, 2019.

Metal	Gold	Tantalum	Tin	Tungsten
Total number of smelters declared during 2019 calendar year which remained as sources of 3TG as of December 31, 2019	102	39	72	40
Percentage of above smelters which were RMAP conformant as of December 31, 2019	100%	100%	100%	100%

Analysis of our products in light of due diligence results

From the figures in the above table, we can conclude that 100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2019 were validated by the RMAP as being conformant as of December 31, 2019. We have included in Table 1 on Appendix I to this Report a list of these processing facilities as well as their identification number as used by the RMAP.

Ten of the 263 smelters declared to us by our suppliers and subcontractors were RMAP conformant at some point during calendar year 2019 but no longer qualified as such as of December 31, 2019 and were therefore removed from our authorized sources of 3TG as of such date. We are not in a position to know whether a certain 3TG material which was used in the manufacture of a product during 2019 originated with one of such smelters before or after it lost its status as RMAP conformant. We have identified these smelters and the month during which we were notified of their removal from the RMAP conformance list in Table 2 on Appendix I to this Report.

3.	Further Risk Mitigation

Discussion is included below as to certain efforts we are making, and will continue to make, to further mitigate the risk that our necessary conflict minerals do not benefit armed groups, including steps we are taking to improve our due diligence.

Mitigating the effects of multi-sourcing

Certain of the challenges we encountered in our due diligence were a result of multi-sourcing. We conduct business with a large number of suppliers in obtaining the materials required for our products, in an effort to ensure continuity in our supply chain. Those suppliers, in turn, work with a large number of smelters and refiners to source materials (including conflict minerals) which ultimately are contained in our products. As a consequence, each of our material parts is linked to several suppliers and, consequently, to several smelters, each with a potentially differing status with the RMAP.

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Our suppliers also service other semiconductor manufacturers and other electronics industry participants whose supply needs may or may not coincide with ours. Accordingly, the total number of smelters from which our suppliers source materials may exceed the number of such smelters whose conflict minerals are ultimately contained in our products.

Currently, the representations included within the responses to our CMRT inquiries which we receive from our suppliers and subcontractors cover all smelters providing materials to them, and do not necessarily correlate solely to the smelters whose minerals are contained only in our products (and not in those of other customers of such suppliers and subcontractors without also being contained in our products). This adds further complexity to linking the conflict minerals used in a particular product category to a specific source of origin, as the list of all potential smelters provided by our suppliers may be broader than the list of only those smelters from which our suppliers source conflict minerals for use in our product categories (and may include smelters sourcing conflict minerals for end use by other customers of such suppliers and not us).

A result of this complexity is that we are forced to include all smelters providing materials to our suppliers and subcontractors when performing our due diligence on the origin of the conflict minerals contained in our products, as our suppliers and subcontractors do not always provide us with a list that excludes the smelters whose conflict minerals are not contained in our products.

One method in which we expect to improve our due diligence is to continue to work with our suppliers and subcontractors with a view to obtaining certifications which are better tailored only to our end products, as opposed to blanket company-wide certifications from each supplier or subcontractor. For example, the CMRT contains a reporting category in which reporting parties can more specifically link a particular smelter to a particular product, which we will encourage our suppliers and subcontractors to complete. During the 2019 calendar year, we made progress with certain of our suppliers in obtaining more specific disclosures which are more closely aligned with our actual sourcing of materials. As a result of this effort, we may be able to eliminate in the future certain smelters from the list of potential smelters from which the conflict minerals contained in our products may originate. As referenced above, during 2019 we discontinued sourcing of materials from ten smelters in a continuing effort to depart from non-RMAP conformant smelters within our supply chain. Such ten smelters are identified in Table 2 of Appendix I to this Report.

Additional initiatives

We do not directly conduct business with most of the smelters from which the conflict minerals in our products originate. We have, however, conducted our own investigative research with respect to certain smelters, which is aimed at supplementing information available to us through the RMAP. We also have maintained direct contact with certain smelters which previously did not participate in the RMAP conformant smelters program, and we have succeeded in influencing them to seek full RMAP conformant smelters validation. We expect our continuing efforts to focus on increasing and/or maintaining our suppliers’ and subcontractors’ compliance with the RMAP conformant smelters program as it applies to the smelters and refiners from which such suppliers and subcontractors source conflict minerals which may ultimately be contained in our products.

A significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 14(d) of the Securities Exchange Act of 1934, and is therefore not concerned by reporting obligations pursuant to the Rule. Accordingly, the influence that we are able to exert on our supply chain is due in large part to market forces created as a result of a cumulative effort by us and other participants in the electronics industry to ensure compliance with the RMAP conformant smelters program by their lower tier providers. In general, we intend to continue to request that our suppliers and subcontractors not source materials for us from any smelters which have not been validated by the RMAP conformant smelters program (and to discontinue sourcing from any smelters which fail to maintain their RMAP conformant smelters validation status).

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Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this Report that are not historical facts are statements of future expectations and other forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended) that are based on management’s current views and assumptions, and are conditioned upon and also involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially and adversely from those anticipated by such forward-looking statements. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes”, “expects”, “may”, “are expected to”, “should”, “would be”, “seeks” or “anticipates” or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Report as anticipated, believed or expected. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set forth in this Report to reflect subsequent events or circumstances.

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Appendix I

Included in this Appendix I are processing facilities that were identified to us by our suppliers as potentially in our supply chain for 2019. As explained in this Report, the presence of a facility on the lists in this Appendix I does not mean that our products necessarily contained conflict minerals processed by that facility. Location information for each processing facility is as reported by the RMAP as of December 31, 2019.

Lists of Processing Facilities

Table 1: Processing facilities reported in our supply chain in relation to calendar year 2019 which were validated by the RMAP conformant smelters program as of December 31, 2019

Smelter Identification	Metal	Smelter Name	Smelter Country
CID002763	Gold	8853 S.p.A.	ITALY
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID000113	Gold	Aurubis AG	GERMANY
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000233	Gold	Chimet S.p.A.	ITALY
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID000689	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

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CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002762	Gold	L’Orfebre S.A.	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA
CID002761	Gold	SAAMP	FRANCE
CID002973	Gold	Safimet S.p.A	ITALY
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

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CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A	ITALY
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID002847	Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

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CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000468	Tin	Fenix Metals	POLAND
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA

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CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID001448	Tin	PT Karimun Mining	INDONESIA
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
CID001898	Tin	Thaisarco	THAILAND
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

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CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

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Table 2: Processing facilities reported in our supply chain in relation to calendar year 2019 which were no longer qualified as RMAP conformant as of December 31, 2019 and from which we had discontinued the sourcing of materials as of such date

Metal	RMAP Smelter Identification Number	Smelter Name	Smelter Country	Month of communication date from RMI (all in 2019)	Cause (as of communication date from RMI)
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	April	This facility was non-conformant to RMAP standards.
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA	January	This facility was no longer operating as a smelter or refiner.
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES	August	This facility was non-conformant to RMAP standards.
Tantalum	CID001200	NPM Silmet AS	ESTONIA	September	This facility was non-conformant to RMAP standards, but had indicated its intent to participate in the Extended Corrective Action Plan (ECAP) process.
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	January	This facility was no longer operating as a smelter or refiner.
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	November	This facility was no longer operating as a smelter or refiner.
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	June	This facility was non-conformant to RMAP standards.
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA	July	This facility was no longer operating as a smelter or refiner.
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	December	This facility was no longer operating as a smelter or refiner.
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	July	This facility was no longer operating as a smelter or refiner.

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